STOCK PURCHASE AND CONFIDENTIALITY AGREEMENT

Stock Purchase and Confidentiality Agreement (the “Agreement”), dated March 13, 2007, between and among Merrimac Industries, Inc., a Delaware corporation (the “Company”), with an address of 41 Fairfield Place, West Caldwell, MJ 07006, and Adam Smith Investment Partners, L.P., a New York limited partnership (“ASIP”), Adam Smith Capital Management LLC, a New York limited liability company (“ASCM”), Diamond Capital Management, a New York Corporation (“DCM”), Adam Smith Investments, Ltd., a British Virgin Island limited company (“ASI”), Richard Grossman (“RG”), Orin Hirschman, (“OH”) and Richard and Ana Grossman JTWROS (“RAG”), each with the address set forth on the signature pages attached hereto (each of ASIP, ASCM, DCM, ASI, RG, OH and RAG, a “Seller”, and collectively, the “Sellers”).

WHEREAS, The Sellers wish to sell to the Company, and the Company wishes to purchase from the Sellers, certain outstanding shares of common stock of the Company owned by the Sellers (such sale and purchase being referred to herein as the “Transaction”);

WHEREAS, in connection with the Transaction, the Company will disclose to the Seller certain confidential information relating to the Company’s business; and

WHEREAS, the Seller and the Company wish to set forth their understanding with respect to such confidential information.

NOW, THEREFORE, the parties agree as follows:

1. Each Seller agrees to sell to the Company, free and clear of all liens and encumbrances, and the Company agrees to purchase from each Seller, the number of shares of common stock, par value $0.01 per share, of the Company set forth next to each Seller’s name on Schedule A hereto (the “Shares”), at a price of $9.00 per share, representing an aggregate of 238,700 shares and an aggregate purchase price of $2,148,300.

2. Each Seller represents to the Company, and the Company represents and warrants to the Sellers, that it has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each Seller represents and warrants to the Company that it holds exclusive record and beneficial legal title to the Shares set forth next to its name on Schedule A attached hereto, free and clear of all liens, pledges, encumbrances, restrictions, and claims.

3. Confidential Information For purposes of this Agreement, “Confidential Information” means the information included in Schedule B hereto. The Sellers hereby acknowledge the receipt of the Confidential Information included in Schedule B.

4. Non-Disclosure and Trading Restrictions. Each Seller shall use the Confidential Information only in connection with the Transaction. Each Seller agrees to maintain the Confidential Information in confidence (within the meaning of Rule 100(b)(2)(ii) of Regulation FD) and to not disclose the Confidential Information to any third party without the

Company’s prior written consent. While in possession of any Confidential Information, none of any Seller, any affiliate or representative of any Seller, and any person to whom the Seller discloses Confidential Information shall engage in any transactions involving the Company’s securities except for the Transaction. Each Seller acknowledges and agrees that it is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person possessing material non-public information about the issuer of such securities, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

5. Term. Each Seller’s obligations under this Agreement shall continue until the earlier of (i) the time 48 hours after the Company files its Annual Report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission or (ii) the time the Confidential Information shall become publicly available.

6. Miscellaneous.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(b) This Agreement represents the entire understanding and agreement between the Sellers and the Company with respect to the subject matter hereof, and supersedes all other oral or written negotiations, communications, understandings, agreements and representations (if any) made by or between the Sellers and the Company.

(c) The provisions of this Agreement may not be amended, supplemented, or waived orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement or waiver is sought.

(d) All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Company, the Sellers and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:
By:	/s/ Robert V. Condon
Title:	Vice President, Finance and Chief Financial Officer

SELLERS:
/s/ Richard Grossman
Richard Grossman 101 East 52nd Street New York, New York 10022

/s/ Orin Hirschman
Orin Hirschman 6006 Berkeley Avenue Baltimore, Maryland 21209

ADAM SMITH INVESTMENT PARTNERS, L.L.C.
By:	/s/ Richard Grossman
Richard Grossman 101 East 52nd Street New York, New York 10022

ADAM SMITH INVESTMENT PARTNERS, L.P.
By: ADAM SMITH CAPITAL MANAGEMENT, L.L.C. General Partner
By:	/s/ Richard Grossman
Richard Grossman, Manager 101 East 52nd Street New York, New York 10022

DIAMOND CAPITAL MANAGEMENT INC.
By:	/s/ Richard Grossman
Richard Grossman, Vice President
101 East 52nd Street
New York, New York 10022

ADAM SMITH INVESTMENT LTD.
By: DIAMOND CAPITAL MANAGEMENT, INC.
Investment advisor

By:	/s/ Richard Grossman
Richard Grossman
c/o Insingor Trust (BVI) Limited
Tropic Isle Building
P.O. Box 438
Tortola, British Virgin Islands

RICHARD AND ANA GROSSMAN JTWROS
By:	/s/ Richard Grossman
Richard Grossman
101 East 52nd Street
New York, New York 10022

By:	/s/ Ana Grossman
Ana Grossman

HERSHEL & ETTIL BERKOWITZ
By:	/s/ Hershel P. Berkowitz
Hershel P. Berkowitz
By:	/s/ Ettil Berkowitz
Ettil Berkowitz

JOSHUA HIRSCH
By:	/s/ Joshua Hirsch
Joshua Hirsch
PAUL PACKER
By:	/s/ Paul Packer
Paul Packer